Exhibit 4(A)

                                DAXOR CORPORATION
                             2004 Stock Option Plan

1. Purpose. The purpose of the Stock Option Plan of DAXOR CORPORATION is to provide incentive to employees, officers, agents, consultants, and independent contractors of the Corporation, as defined below, to encourage proprietary interest in the Corporation by such employees, officers, agents, consultants, and independent contractors to encourage them to remain in the employ of the Corporation, and to attract to the Corporation individuals of experience and ability.

2.    Definitions.

      (a) "Board" shall mean the Board of Directors of the Company.

      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Committee" shall mean the Committee appointed by the Board in accordance with Section 3 of the Plan.

      (d) "Common Stock" shall mean the $.01 par value Common Stock of the Company.

      (e) "Company" shall mean DAXOR CORPORATION, a New York Corporation.

      (f) "Corporation" shall mean and include the Company and any parent or subsidiary corporation thereof, within the meaning of Section 424 of the Code.

      (g) "Disability" shall mean the condition of an Employee who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

      (h) "Employee" shall mean any individual (including an officer or a director) who is an employee of the Corporation (within the meaning of
      Section 3401 of the Code and the regulations thereunder).

      (i) "Exercise Price" shall mean the price per Share of Common Stock, determined by the Board or Committee, at which an Option may be exercised.

      (j) "Fair Market Value" of a Share of Common Stock as of a specified date shall mean the closing price of a Share on the principal securities exchange on which such Shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such Shares are traded. If no Shares were traded on such immediately preceding day, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the Shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such high bid and low asked prices were recorded. If the Shares are not publicly traded, Fair Market Value shall be determined by the Board or Committee, and in no event shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, shall never lapse.

      (k) "Incentive Stock Option" shall mean an Option described in Code
      Section 422(b).

      (l) "Non-statutory Stock Option" or "Non-qualified Option" shall mean an Option which is not an Incentive Stock Option.

      (m) "Option" shall mean a stock option granted pursuant to the Plan.


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      (n) "Optionee" shall mean a person to whom an Option has been granted.

      (o) "Plan" shall mean this DAXOR CORPORATION Stock Option Plan.

      (p) "Purchase Price" shall mean the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

      (q) "Share" shall mean one share of Common Stock.

      (r) "Ten Percent Shareholder" shall mean any employee who, at the time of the grant of an Option, owns (or is deemed to own, under Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation.

3.    Administration.

      This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee of two or more members of the Board to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator".

      The foregoing notwithstanding, in the event the Company shall register any of its equity securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any non-employee directors are eligible to receive options or Restricted Stock under this Plan, then with respect to grants to be made to directors: (a) the Plan Administrator shall be constituted so as to meet the requirements of Section 16(b) of the Exchange Act, and Rule 16b-3 thereunder, each as amended from time to time, or (b) if the plan Administrator cannot be so constituted, no options shall be granted under this Plan to any Directors.

      Procedures. The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

      Responsibilities. Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options, including the designation of such options as an Incentive Stock Option or Non-statutory Stock Option. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretations and construction with respect to Incentive Stock Options corresponds to the requirements of Internal Revenue Code (the "Code") Section 422, the regulations thereunder, and any amendments thereto.

      Section 16(b) Compliance and Bifurcation of Plan. It is the intention of the Company that this Plan comply in all respects with Rule 16b-3 under the Exchange Act, to extent applicable, and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events the plan shall be construed in favor of its meeting the requirements of Rule 16b-3,. Notwithstanding anything in the Plan to the contrary, the Board, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors or other persons subject to Section 16(b) of the Exchange Act without so restricting,


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      limiting or conditioning the Plan with respect to other participants.

4.    Maximum Number of Shares Subject to Plan.

      Subject to adjustment as provided in Section 15 hereof, the stock to be offered under the Plan shall consist of shares of the Company's authorized but unissued Common Stock, $.01 par value, and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 200,000 of such shares, or 5% of the Company's outstanding shares, whichever is the larger number. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

5.    Eligibility and Participation.

      An Incentive Stock Option may be granted only to any individual who, at the time the option is granted, is an Employee of the Company or any related corporation. A nonstatutory Stock Option may be granted to any Employee, Officers, Agents, Consultants or Independent Contractors of the Company or any related corporation. The Plan Administrator shall determine from time to time which of the eligible Employees, Officers, Agents, Consultants or Independent Contractors of the Company and its subsidiaries shall be granted options, the time or times at which such options shall be granted and exercisable, and the number of shares to be subject to each option. An individual who has been granted an option ("Optionee") may, if he is otherwise eligible, be granted an additional option or options if the Plan Administrator shall so determine, provided the provisions of paragraph 9 shall apply to such subsequent grant.

6.    Purchase Price.

      The purchase price of the stock covered by each option shall be determined by the Plan Administrator but shall not be less than one hundred ten percent (110%) of the current market value. When the option is granted to an individual who at the time of grant is a Ten Percent Shareholder, this shall be considered a non-qualified option and subject to a purchase price of not less than one hundred ten percent (110%) of the fair market value of such stock, on the date the option is granted, as determined by the Plan Administrator, (and, as relates to a Ten Percent Holder. The Plan Administrator reserves the right to set the length of time the option is exercisable, not to exceed 5 years. In addition to aggregate Fair Market Value, determined as of the stock subject to the option granted the Optionee in any calendar year under all such plans of the Company and its parents and subsidiaries shall not exceed $100,000 plus an unused limit carryover to such year as defined and provided for in Section 422 (d) of the Internal Revenue Code.

7.    Options.

      Each Option granted shall be evidenced by a written agreement and all rights thereunder shall expire on such date the Plan Administrator may determine, but in no event later than 10 years from the date on which the option is granted, and shall be subject to earlier termination as provided herein. Each Option shall state the number of shares to which it pertains as well as the exercise price.

8.    Exercise of Options.

      Each Option shall be exercised in whole or in such installments during the period prior to its expiration date as the Plan Administrator shall determine, but in no event less than one year from the date of grant, provided that in the event the Option Holder shall not in any given installment period purchase all of the shares which he is entitled to purchase in such installment period, his right to purchase any shares not purchased in such installment period shall continue until the expiration date of sooner termination of his option. At the time of each exercise the Purchase Price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company. No share shall be issued until


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      full payment thereof has been made.

9.    Prior Options.

      Notwithstanding any other provisions of this Plan, no option granted under this Plan may be exercised while there is outstanding (within the meaning of Section 422(a) of the Internal Revenue Code) any incentive stock option which was granted to the Option Holder before the granting of the option sought to be exercised and which is for the purchase of stock of the Company, of a parent, subsidiary or predecessor corporation of any of them, viewed as of the time of the granting of the latest of such options.

10.   Nontransferrability of Options.

      An option granted under the Plan shall, by its terms, be nontransferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of the descent and distribution, and shall be exercisable during his/her lifetime only by the Optionee.

11.   Employment.

      Nothing contained in the Plan or in any option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of his/her employment by the Company or any subsidiary or interfere in any way with the right of the Company or of any subsidiary (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of an Option.

12.   Termination of Employment.

      If an Optionee ceases to be employed by the Company or one of its subsidiaries for any reason other than his death, his option shall immediately terminate; provided, however, that if such cessation of employment shall be due to his voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, and the Board permits an extension expressed in the form of a resolution, or to his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, such Option may be exercised to the extent exercisable but remaining unexercised on the date of such cessation of employment, within three (3) months after the date he ceases to be an employee of the Company or such subsidiary, or if such Optionee has a disability, within three (3) months after he ceases to be an employee of the Company, to the extent exercisable but remaining unexercised on the date his employment terminates.

13.   Death of Option Holder.

      If an Optionee dies while he is employed by the Company or one of its subsidiaries or within three (3) months after he shall cease to be an employee by reason of his voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary expressed in the form of a resolution, or his retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, this option shall expire one (1) year after the date of such death. During such period after such death such option, to the extent that it was exercisable but it remained unexercised on the date of death, but subject to adjustment in respect of option price and number and class of shares by reason of any event occurring subsequent to such date of death as provided in Section 15 thereof, may be exercised by the person or persons to whom the Optionee's rights under the option shall pass by his will or by the laws of descent and distribution and such person or persons shall adequately prove to the Company his right to exercise any such option. To the extent of any conflict between paragraphs 12 and 13, paragraph 13 shall govern. Anything hereinabove stated in paragraphs 12 or 13 to the contrary notwithstanding, an option


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      may not be exercised by anyone after the expiration of the maximum period provided for in paragraph 7.

14.   Privileges of Stock Ownership.

      No person entitled to exercise any option granted under the Plan shall have any of the rights and privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirement of the Securities Act of 1993, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction complied with. The company may, but need not, require that all costs in connection with any such registration, listing or any other requirements of law be paid by the person exercising the option.

15.   Adjustments.

      If the outstanding shares for the Common Stock of the Company are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised option or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the number of shares subject to outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share or other unit of any security then covered by the Option.

      Upon the dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate and any option theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of options theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the Plan or for the assumption of Options theretofore granted, or the substitution for such options of new Options covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided; however, it is further provided that each Optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, if a period of one (1) year from the date of the grant of the Option shall have elapsed, to exercise the Option in whole or in part, whether or not the Optionee's right to exercise such Option had otherwise accrued pursuant to the terms of the Option agreement pursuant to which such Option was granted, subject to any limitations on exercisability imposed by the Board or Committee and contained in the Option agreements.

      Adjustments under this section shall be made by the Board of Directors whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive. No fractional shares of stock or units or other securities shall be issued under the Plan or any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding either upward or downward to the nearest whole share or unit, provided, however, that any adjustments under this Section shall be made in such manner as not to constitute a "modification" as defined in Section 424 of the


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      Internal Revenue Code.

16.   Other Provisions.

      The Option Agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Plan Administrator or the Board of Directors of the Corporation shall deem advisable. Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the options as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422(a) of the Internal Revenue Code or to conform to any change in the law.

17.   Withholding Tax Requirement.

      The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under the Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereat the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes or retain and withhold a number or shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

18.   Amendment and Termination of Plan.

      The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan, provided that no such amendment or revisions shall increase the maximum number of shares in the aggregate which may be sold pursuant to the options granted under Plan, except as permitted under the provisions of Section 15, or change the minimum purchase price set forth in Section 6, or increase the maximum term of options provided for in Section 7, or permit the granting of options to anyone other than as provided in Section 5.

19. No amendment, suspension or termination of the Plan shall (a) result in the disqualification of any option granted pursuant to the Plan as an "Incentive Stock Option" under the Internal Revenue Code or (b) without the consent of the Option Holder, alter or impair any rights or obligations under any option theretofore granted under the Plan unless authorized by the provision of the Plan.

20.   Indemnification of Committee.

      In addition to such other rights of indemnification as they may have as directors, the members of the Plan Administrator shall be indemnified by the Company to the full extent authorized by the General Corporation Law of the State of New York provided that within 60 days after the institution of any action, suit or proceeding to which such indemnification applies and the Plan Administrator member shall, in writing, offer the Company the opportunity at its own expense, to handle and defend the same.

21.   Application of Funds.

      The proceeds received by the Company from the sale of Stock pursuant to option will be used for general corporate purposes.


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22.   No Obligation to Exercise Option.

      The granting of an Option shall impose no obligation upon the Option Holder to exercise such Option.

23.   Effective Date.

      The Plan shall become effective upon its approval by the affirmative vote or consent of the Holders of a majority of shares of Common Stock outstanding. The Plan shall terminate on 6/24/2014 and no further options shall thereafter be granted hereunder.

24.   Governing Law.

      The provisions of this Plan shall be governed and construed in accordance with the laws of the State of New York provided, however, that in the case of the provisions applicable to Incentive Stock Options, such provisions shall (to the extent possible) be construed in a manner conforming to and consistent with the requirements of Section 422(a) of the Code.


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